UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 01, 2025

LM FUNDING AMERICA, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37605	47-3844457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 West Platt Street Suite 100
Tampa, Florida		33606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 222-8996

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.001 per share	LMFA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 1, 2025, LM Funding America, Inc., a Delaware corporation (“LMFA”), through its wholly-owned subsidiary, US Digital Mining Mississippi LLC, a Mississippi limited liability company (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Greenidge Mississippi LLC, a Mississippi limited liability company (“Seller”).

Pursuant to the Purchase Agreement, subject to the terms and conditions thereof, the Company agreed to acquire the approximate 6.4 acre parcel of real property located at 249 Datco Industrial Road, Columbus, Mississippi 39707 (the “Mississippi Property”), including substantially all of the business assets of the Seller located at the Mississippi Property, comprising of certain contracts, mining equipment (excluding any bitcoin miners) and certain tangible personal property, and certain rights of the Seller relating to the assets being purchased (collectively, with the Mississippi Property, the “Acquired Assets”), free and clear of any liens other than certain specified liabilities of the Seller that are being assumed (collectively, the “Liabilities,” and such acquisition of the Acquired Assets and assumption of the Liabilities, the “Transaction”).

The total consideration to be paid by the Company is approximately $3,900,000, subject to certain adjustments (the “Purchase Price”). The Purchase Price will be paid as follows: (i) approximately $195,000 paid into escrow following execution of the Purchase Agreement as a refundable earnest money deposit (the “Deposit”) and disbursed to Seller at the closing, and (ii) approximately $3,705,000 to paid by the Company to Seller in cash at the closing.

Subject to the satisfaction of closing conditions, the closing of the Transaction is anticipated to occur on or before September 16, 2025, or such other time as mutually agreed by Seller and the Company (such date, the “Closing Date”), and is subject to a due diligence period for the Company, which will expire on the date that is five business days prior to the Closing Date (the “Diligence Period”). The Company may terminate the Purchase Agreement and receive the return of the Deposit at any time in its sole discretion during the Diligence Period.

The Purchase Agreement contains customary representations, warranties and covenants. The Purchase Agreement also contains customary indemnification provisions by the Seller and the Company in favor of one another.

The foregoing description of the Purchase Agreement is qualified by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and other related federal securities laws. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including information regarding (i) the satisfaction of the conditions to the closing of the Transaction, (ii) the expected occurrence of such closing and the timing thereof, and (iii) the expected benefits to the Company and LMFA from the Transaction that may or may not be realized within the expected time periods. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the due diligence results in connection with the Transaction. LMFA undertakes no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Further information regarding LMFA’s risk factors is contained in LMFA’s filings with the Securities and Exchange Commission (the “SEC”), including the Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Any forward-looking statement made by LMFA in this Current Report on Form 8-K or the exhibits attached speaks only as of the date on which it is made.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Asset Purchase Agreement, dated as of August 1, 2025, between US Digital Mining Mississippi LLC and Greenidge Mississippi LLC.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM Funding America, Inc.

Date:	08-06-2025	By:	/s/ Richard Russell
Richard Russell, CFO

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